EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.000005 per share, of Yunji Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 25, 2021.

Acceleration S Limited

By:	/s/ Wei Ying
Name: Wei Ying
Title: Director

Blossom II Limited

By:	/s/ Wei Ying
Name: Wei Ying
Title: Authorized Signatory

Pantheon D, L.P.

By:	/s/ Wei Ying
Name: Wei Ying
Title: Authorized Signatory

CDH China HF Holdings Company Limited

By:	/s/ Wei Ying
Name: Wei Ying
Title: Authorized Signatory